                                                                Exhibit 10.16(c)

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT is made as of the _____ day of October, 1999 by and between Barry L. Babcock, an individual residing in the State of Missouri (the "CONSULTANT"), and Charter Communications, Inc., a Delaware corporation ("CCI").

                              W I T N E S S E T H:

         WHEREAS, CCI desires to have the benefits of the Consultant's knowledge and experience in the cable television industry by having the Consultant render consulting services to CCI on the terms and conditions set forth herein;

         WHEREAS, the Consultant desires to render services to CCI on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Duties. CCI hereby agrees to retain the Consultant as a consultant to CCI and the Consultant agrees to render consulting services to CCI subject to the terms and conditions hereof. The Consultant shall provide such consulting services and shall be responsible for such duties as the President and Chief Executive Officer ("CEO") of CCI may reasonably determine from time to time.

2. Term. The term of this Agreement shall commence as of the date hereof and shall terminate on March 31, 2000 (the "INITIAL TERM"); provided, however, that this Agreement may be extended as mutually agreed by the CEO and the Consultant.

3.   Consideration for Consulting Services.

     3.1 Cash Compensation. During the Initial Term of this Agreement, in consideration of the Consultant's willingness to be available to provide consulting services to CCI, CCI shall pay the Consultant monthly compensation at the rate of ten thousand dollars ($10,000) or such higher rate as may from time to time be determined by the CEO in his discretion, which shall be payable on the first day of each month.

     3.2 Benefit Plans. To the extent permitted by applicable law and the documents governing the plans referred to in this sentence, the Consultant shall be entitled to participate in any disability and health insurance plan of CCI. In the event the Company is prohibited by applicable law or the terms of the plan documents referred to above from such insurance, CCI shall pay an amount to the Consultant, as mutually agreed by the Consultant and the CEO, sufficient to enable the Consultant to obtain benefits comparable to those no longer provided by CCI.

     3.3 Expenses. The Consultant shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred by the Consultant in the performance of his duties hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by CCI.

     3.4 Other Benefits. At the Consultant's request, CCI shall provide to the Consultant an office at its principal offices and secretarial services.

4. Indemnification. CCI agrees to indemnify and hold harmless to the maximum extent permitted by law the Consultant from and against any claims, damages, liabilities, losses, costs or expenses in connection with or arising out of the performance by the Consultant of his duties as a Consultant or director of CCI or any of its affiliates and any activities engaged in by the Consultant on behalf of CCI or any of its affiliates or as a Consultant or director of CCI or any of the foregoing, which the Consultant believed in good faith to be within the scope of such duties.

5.   Termination.

     5.1 Termination. At any time, either CCI or the Consultant may terminate this Agreement for any reason, by giving thirty (30) days advance written notice to the other party.

     5.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 5.1, CCI shall pay the Consultant an amount equal to the aggregate compensation due the Consultant during the remainder of the Initial Term.

6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party as follows:

                    (a) in the case of the Consultant, to the address set forth opposite his name on the signature page hereto, with a copy to:

                        Paul, Hastings, Janofsky & Walker LLP
                        399 Park Avenue
                        New York, NY  10022
                        Attention: Daniel G. Bergstein, Esq.
                        Telecopy: (212) 319-4090;

                    (b) in the case of CCI, to:

                        Charter Communications, Inc.
                        12444 Powerscourt Drive, Suite 100
                        St. Louis, MO
                        Attention: Jerald L. Kent, President & CEO
                        Telecopy: (314) 965-8793

                        with a copy to Curtis S. Shaw, General Counsel


         Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day). Any party may change its address for the purposes of this Section 6 by giving notice to the other parties in accordance with the foregoing.

7. Assignability and Enforceability. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights or benefits under this Agreement to any person without the prior written consent of the other party.

8. Expenses of this Agreement. All costs and expenses of CCI and/or the Consultant (including, without limitation, legal, accounting and other professional fees) incurred in connection with this Agreement or the transactions contemplated hereby shall be paid by CCI.

9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

11. Sections and Headings. The division of this Agreement into Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement.

12. Entire Agreement. This Agreement and any agreements or documents referred to herein or executed contemporaneously herewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

13. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

14. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

15. Survivability. Notwithstanding any contrary provision in this Agreement, the provisions of Section 4 hereof shall survive the termination of this Agreement.

          IN WITNESS WHEREOF the parties have executed this Agreement.




                                         CHARTER COMMUNICATIONS, INC.



                                         _____________________________
                                         Name:
                                         Title:



                                         BARRY L. BABCOCK



                                         ____________________


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